UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2012

CRESCENT FINANCIAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32951	45-2915089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3600 Glenwood Avenue, Suite 300

Raleigh, North Carolina 27612

(Address of principal executive offices)

 (919) 659-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger by and among VantageSouth Bank, Crescent State Bank and Crescent Financial Bancshares, Inc. On August 10, 2012, Crescent Financial Bancshares, Inc. (the “Company”), Crescent State Bank, a wholly owned subsidiary of the Company (the “Bank”), and VantageSouth Bank, a North Carolina chartered bank (“VantageSouth”), entered into an Agreement and Plan of Merger (the “Agreement”), pursuant to which the Company will acquire VantageSouth, by means of a merger of VantageSouth with and into the Bank, with the Bank being the surviving entity (the “Merger”). The Company, the Bank and VantageSouth are all affiliates, as they are all under the common control of Piedmont Community Bank Holdings, Inc., a Delaware chartered bank holding company (“Piedmont”). Piedmont currently owns approximately 100% of the outstanding common stock of VantageSouth, and approximately 88% of the outstanding common stock of the Company; the Company is the sole shareholder of the Bank. Certain information regarding the relationships between certain directors and officers of the Company and Piedmont and VantageSouth are set forth in the proxy statement for the Company’s 2012 Annual Meeting of Stockholders filed with the SEC on April 5, 2012.

The Company’s board of directors established an independent special committee to, among other things, evaluate, negotiate, and make a recommendation to the board regarding the Merger. The special committee (i) determined that the Agreement, the Merger and the issuance of the Company’s common stock pursuant to the Merger are fair, advisable and in the best interest of the Company and all of its stockholders (other than Piedmont and its affiliates); and (ii) recommended that the Company’s board of directors approve and declare advisable the Agreement and the transactions contemplated thereby. The Company's board of directors unanimously approved the Agreement, following the recommendation to do so by the special committee.

On the effective date of the Merger (the “Closing Date”), VantageSouth shareholders will receive a minimum of 6,666,425 and a maximum of 7,368,140 newly-issued shares of the Company’s common stock (the “Shares”), computed in accordance with an exchange ratio calculated prior to the closing of the Merger which is fixed based on the volume weighted average market price of the Company’s common stock on the Nasdaq Global Market during the thirty trading days preceding the date that is four business days before the closing of the Merger (the “Weighted Average Price”). The number of Shares actually issued to the VantageSouth shareholders in the Merger will not be determined until the Merger closes. No fractional shares will be issued; cash will be paid to any VantageSouth shareholder otherwise entitled to fractional shares.

The ratio of exchange for converting each share of VantageSouth common stock into Shares (the “Exchange Ratio”) will be 4.8204 if the Weighted Average Price is at or above $5.25; if the Weighted Average Price is at or below $4.75, the Exchange Ratio will be 5.3278.; if the Weighted Average Price is between $4.75 and $5.25, then the Exchange Ratio will be equal to $25.307 divided by the Weighted Average Price.

As of the effective date of the Merger, the articles of incorporation and bylaws of the Bank, as each is in effect immediately prior to the Merger, will continue to govern the combined institution. Further, the directors and officers at the Bank immediately prior to the Merger shall continue in office at the combined institution, until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Consummation of the Merger is subject to a number of conditions, including (1) receipt of all required regulatory approvals, which include the approval of the FDIC and the Office of the North Carolina Commissioner of Banks (the “Commissioner”), (2) the approval of the issuance of the Shares pursuant to the Merger by the stockholders of the Company at a Special Meeting by an affirmative vote of the holders of a majority of the Company’s common stock cast, and (3) the approval of the issuance of the Shares pursuant to the Merger by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock, excluding shares owned by Piedmont, any officer of VantageSouth, the Company or the Bank or any director of VantageSouth or Piedmont.

As part of the Agreement, Piedmont has entered into a Voting Agreement (the “Piedmont Voting Agreement”) pursuant to which it has pledged to (i) vote its shares of the Company’s common stock in favor of the issuance of the Shares pursuant to the Merger, and (ii) vote its shares of VantageSouth common stock in favor of the Agreement and the Merger. Under the Piedmont Voting Agreement, Piedmont also agrees that at any time it would have the ability to effect a short-form merger with Crescent pursuant to Delaware law only because of the Shares Piedmont will receive as consideration for the Merger, it will not effect such a short-form merger without the approval and/or recommendation of a special committee of disinterested directors of Crescent. Distinct from the Piedmont Voting Agreement, the members of the Company’s special committee have each entered into a voting agreement pursuant to which each will vote his or her shares of the Company’s common stock in favor of the issuance of the Shares pursuant to the Merger (the “Special Committee Voting Agreement”). The Piedmont Voting Agreement is attached as Exhibit B, and the Special Committee Voting Agreement as Exhibit A, to the Agreement, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K.

The Agreement contains customary representations, warranties and covenants on the part of the Company, the Bank and VantageSouth for a transaction of this type.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete. The foregoing summary of the Agreement is qualified in its entirety by reference to the copy of the Agreement included as Exhibit 2.1 to this Current Report on Form 8-K.

The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Bank, VantageSouth or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreement were made by the parties thereto only for purposes of the Agreement and as of specific dates; were made solely for the benefit of the parties to the Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement (such disclosures include information that has been included in the Company’s public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Bank, VantageSouth or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The issuance of securities pursuant to the transaction is a private placement and is exempt from registration under the Securities Act in reliance on section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated August 10, 2012, by and among Crescent Financial Bancshares, Inc., Crescent State Bank and VantageSouth Bank

99.1	Press Release dated August 13, 2012 regarding entry into Agreement and Plan of Merger

Forward-looking Statements

Information in this Current Report on Form 8-K contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by such forward-looking statements, including without limitation: delays in obtaining or failure to receive required regulatory approvals, including approval by the Commissioner and the FDIC; the possibility that fewer than the required number of the Company’s stockholders vote to approve the issuance of the Shares pursuant to the Merger; the occurrence of events that would have a material adverse effect (as defined in the Agreement) on the Company or VantageSouth; potential deposit attrition, higher than expected costs, customer loss and business disruption associated with business integration, including, without limitation, potential difficulties in maintaining relationships with key personnel, technological integration, and other integration related-matters; other uncertainties arising in connection with the proposed Merger; and risk factors that are discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. The Company does not undertake a duty to update any forward-looking statements in this Form 8-K.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect to shareholder approval of the issuance of the Shares pursuant to the Merger. The Company will file a proxy statement and other documents regarding the issuance of the Shares pursuant to the Merger as otherwise described in this Form 8-K with the SEC. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain the proxy statement and other relevant documents free of charge at the SEC’s website, http://www.sec.gov, and the Company’s stockholders will receive information at an appropriate time on how to obtain the proxy statement and other documents relating to the issuance of the Shares and/or the Merger for free from the Company. Such documents are not currently available.

The Company and its directors, executive officers, certain members of management, and employees may have interests in the Merger or be deemed to be participants in the solicitation of proxies of the Company’s stockholders to approve the issuance of the Shares pursuant to the Merger. Certain information regarding the participants and their interest in the solicitation is set forth in the proxy statement for the Company’s 2012 Annual Meeting of Stockholders filed with the SEC on April 5, 2012. Stockholders may obtain additional information regarding the interests of such participants by reading the proxy statement relating to the issuance of the Shares pursuant to the Merger when it becomes available.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2012	CRESCENT FINANCIAL BANCSHARES, INC.

	By:	/s/ Terry S. Earley
Name: Terry S. Earley
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated August 10, 2012, by and among Crescent Financial Bancshares, Inc., Crescent State Bank and VantageSouth Bank

99.1	Press Release dated August 13, 2012 regarding entry into the Agreement and Plan of Merger